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                                                                 EXHIBIT 10.35


                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         AGREEMENT made as of the 16th day of June, 1999, by and among PULITZER INC., a Delaware corporation (the "Company"), and JAMES E. ELKINS and DIANA K. WALSH, as trustees ("Trustees"), under Trust Agreements dated September 17, 1996.
         WHEREAS, Ken J. Elkins ("Executive") was employed as a senior executive officer of Pulitzer Publishing Company and is currently serving as a member of the Board of Directors of the Company; and

         WHEREAS, the Trustees own two survivorship life insurance policies, Nos. 8,216,111 and 8,216,104 (collectively, the "Policies" and individually a "Policy"), issued by C.M. Life Insurance Company (the "Insurer") on the joint lives of the Executive and his wife with face amounts of $2,000,000 and $1,900,000, respectively; and

         WHEREAS, this agreement is being made by the Company in accordance with the requirements of the Assignment and Assumption Agreement - Employee Benefit Plans made as of March 18, 1999 between the Company and Pulitzer Publishing Company.
         NOW, THEREFORE, the parties agree as follows:
         1. The Policies. The Trustees have applied for and are the owners of the Policies. The Trustees will maintain physical possession of the Policies while this agreement is in effect.

         2. Payment of Premiums. The Company will pay $248,200 to the Insurer as an initial Policy premium (of which $124,500 is allocable to Policy No. 8,216,111, and $123,700 is allocable to Policy No. 8,216,104). Thereafter, with respect to each Policy, the Company will make eight annual payments to the Insurer in an amount equal to the planned premium specified in the Policy; provided, however, that the Company will have no obligation to make planned premium payments under either Policy following the termination of this agreement. The Company, in its discretion, may make greater premium payments under the Policies than is required by this agreement, except to the extent that any such greater payment




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would result in either Policy's failing to meet the definition of a life insurance contract under Section 7702 of the Internal Revenue Code of 1986.

         3. Company's Interest in the Policies. The Company's interest in each of the Policies shall be equal to (a) minus (b), where (a) is the greater of (1) the cash surrender value of the Policy or (2) the total amount of premium payments net of withdrawals made by the Company under the Policy; and (b) is the amount of any outstanding Policy loan obligation incurred by the Company, including accrued and unpaid interest thereon. The Company may direct the investment of the cash value of each of the Policies in accordance with the provisions thereof. Subject to the written consent of the Trustees, the Company may withdraw or borrow funds from each of the Policies.

         4. Trustees' Rights. The Trustees shall have all rights under each of the Policies that are not specifically granted to the Company by this agreement, including, without limitation, the rights to change the beneficiary designation under the Policy and exercise settlement options under the Policy; provided, however, that the Trustees may not surrender the Policies, change the death benefit option under the Policies or otherwise take action that would jeopardize the Company's right to recover its interest in the Policies without the written consent of the Company. In the event of an assignment by the Trustees, the assignee shall possess all of the rights and obligations of the Trustees in the Policies and under this agreement.

         5. Collateral Assignment. The parties will enter into a collateral assignment agreement to evidence the Company's interest in the Policies set forth in this agreement. Notwithstanding its interest in the Policies, the Company shall have no right to take any action that would endanger or impair the interest of the Trustees in the Policies, including, without limitation, the right to receive Policy proceeds in excess of the value of the Company's interest upon the Insureds' death.

         6. Termination of Agreement. This agreement will terminate upon the happening of any one of the following events: (a) the death of the survivor of the Insureds; (b) delivery by the Trustees to

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the Company of written notice of termination; and (c) with respect to any
Policy, payment in full to the Company of the Company's interest in the Policy. In the event this agreement terminates by reason of delivery by the Trustees of written notice of termination, the Trustees shall have 90 days in which to pay or cause to be paid to the Company the then value of the Company's interest in the Policies (to the extent not previously paid). Upon the payment of the Company's interest in the Policies, the Company shall release the collateral assignment and the collateral assignment will be of no further force or effect. If the Trustees do not pay or cause such amount to be paid to the Company within said 90-day period, then (x) the Company may surrender the Policies without the consent of the Trustees or (y) the Trustees may transfer ownership of the Policies to the Company, and, in either event, the obligations of the Trustees under this agreement and the interest of the Trustees in the Policies will thereupon be discharged and terminated.

         7. Death of Insureds. If this agreement is not sooner terminated, then, upon the death of the survivor of the Insureds, the Company shall be entitled to receive from the proceeds of each of the Policies the then value of the Company's interest in the Policy, and the balance of the proceeds of the Policy shall be paid to the Trustees or such other beneficiary or beneficiaries as shall have been designated by the Trustees under the Policy.

         8. Insurer Not a Party. The Insurer is not a party to this agreement and shall have no liability except as set forth in each Policies. The Insurer shall not be bound to inquire into or take notice of the provisions of this agreement or to inquire as to the application of any payments made by it pursuant to the terms of the Policies.

         9. Amendment. This agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may only be amended or modified, in whole or in part, by the Trustees and the Company in writing.

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         10. Assignment and Successors. This agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives and successors and assigns.

         11. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the date first above written.

                                        PULITZER INC.


                                        By: /s/ Ronald H. Ridgway
                                            ------------------------------------
                                            Name: Ronald H. Ridgway
                                            Title: Senior Vice President-Finance


                                         /s/ James E. Elkins
                                         ---------------------------------------
                                         James E. Elkins, Trustee


                                         /s/ Diana K. Walsh
                                         ---------------------------------------
                                         Diana K. Walsh, Trustee



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                       SPLIT DOLLAR COLLATERAL ASSIGNMENT


Issuing Company: C.M. Life Insurance Company ("Insurer")

Policy No.:      8,216,104 and 8,216,111                              ("Policy")
                 -----------------------------------------------------

Insured:               Kennie J. Elkins and Rose M. Elkins           ("Insured")
                       ----------------------------------------------

Owner/Assignor:  James E. Elkins and Diana K. Walsh,  Trustees,  under Trust
                 Agreements dated September 17, 1996 ("assignor")

Assignee:        Pulitzer Inc. ("assignee")

                                    RECITALS

              A. The Assignor desires to assign to the Assignee a collateral interest in the Policy as collateral for certain liabilities of the Assignor to the Assignee pursuant to the Split-Dollar Life Insurance Agreement between the Assignor and the Assignee (the "Split Dollar Agreement") regarding the Policy in accordance with Rev. Rul. 64-328, 1964-2 CB 11.

              B. The Assignee, by accepting this Assignment, agrees to the terms and conditions hereof.

                                   ASSIGNMENT

              1. FOR VALUE RECEIVED, the Assignor hereby assigns, transfers and sets over to the Assignee, its successors and assigns, a collateral interest in and to the Policy, subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

              2. (a) It is expressly agreed that the Assignee's collateral interest in the Policy shall be strictly limited to the following:

                               (1) Upon surrender of the Policy, the right to
              obtain the then value of the Assignee's interest in the Policy as set forth in the Split Dollar Agreement.

                               (2) Upon the death of the Insured, the right to
              obtain that portion of the death proceeds as is equal to the then value of the Assignee's interest in the Policy as set forth in the Split Dollar Agreement.

              3. Notwithstanding any other provision of this Assignment, the Assignee shall have the right to make investment allocations of net premiums, to make transfers of values among the Policy investment options, and, subject to the consent of the Assignor, the right to borrow money from the Policy and/or make withdrawals but not in excess of the then cash surrender value of the Policy. If the Split Dollar Agreement is terminated at any time (other than in accordance with Section 6(c) of the Split Dollar Agreement) and if the Assignee is not paid an amount equal to the then value of its interest in the



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Policy within 90 days thereafter, the Assignee may surrender the Policy without the consent of the Assignor.

              4. Subject to paragraph 3 above, all other rights and interests in the Policy, including, but not limited to, the right to surrender the Policy, the right to designate the beneficiary of the death proceeds under the Policy in excess of the Assignee's collateral interest and the right to reduce the death benefit in accordance with the Split Dollar Agreement, shall be retained by the Assignor, except the Assignor shall not have the right to make loans on the Policy, transfers of values among the Policy investment options or withdrawals from the Policy and the Assignor may surrender the Policy or change the death benefit option only with the consent of the Assignee.

              5. The Insurer is hereby authorized to recognize the claims of the Assignee hereunder without any investigation thereof, or giving notice to anyone, including the Assignor, and the Insurer shall not be responsible for the application by the Assignee of any amounts paid by the Insurer. The signature of the Assignee alone shall be sufficient for the exercise of its rights under the Policy assigned hereby, and the receipt of the Assignee for any sums received by it shall be a full discharge and release of the Insurer therefor.

              6. The Assignor declares that there are no proceedings in bankruptcy pending against the Assignor and that the Assignor's property is not subject to any assignment for the benefit of creditors.

              7. While this Assignment is in force, the Assignor directs that all premium notices be sent to the Assignee at the address furnished by the Assignee.

              8. All provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



                              PULITZER INC.



                              By: /s/ Ronald H. Ridgway
                                  ----------------------------------------
                                  Name: Ronald H. Ridgway
                                  Title: Senior Vice President-Finance

                              /s/ James E. Elkins
                              --------------------------------------------
                              James E. Elkins, Trustee

                              /s/ Diana K. Walsh
                              --------------------------------------------
                              Diana K. Walsh, Trustee




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